HOLLYER BRADY BARRETT & HINES LLP
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                                       April 27, 2007




To the Trustees of Aquila Rocky Mountain Equity Fund


     We consent to the incorporation by reference into Post-
Effective Amendment No. 14 under the 1933 Act and Amendment No. 17 under the 1940 Act of our opinion dated April 23, 1998.

                                            Hollyer Brady Barrett & Hines LLP


                                             /s/ William L.D. Barrett

                                            By--------------------------
                                                    Partner